UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2014

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2014, Metalico, Inc. (the "Company"), through its subsidiaries, entered into a series of agreements with affiliated industry buyers for the sale of its Lead Fabricating segment for an aggregate all-cash purchase price of $31.3 million and contemporaneously closed. The transaction includes all of the Company’s operating Lead businesses in Alabama, Illinois and California, together with the Company’s owned real estate and leasehold interests in those states used by its Lead facilities. The Company has operated its Lead business primarily through Mayco Industries, Inc. ("Mayco"), based in Birmingham, Alabama, and Santa Rosa Lead Products, Inc. ("Santa Rosa"), headquartered in Healdsburg, California. The individual transactions are governed by (a)that certain Asset Purchase Agreement by and between Mayco Manufacturing, LLC, as purchaser, and Mayco, as seller, regarding the business and assets of Mayco, (b) that certain Asset Purchase Agreement by and between Santa Rosa Lead Products, LLC, as purchaser, and Santa Rosa, as seller, regarding the business and assets of Santa Rosa, (c) that certain Asset Purchase Agreement by and between Mayco (Alabama), LLC, as purchaser, and Metalico Alabama Realty, Inc. ("MAR"), as seller, regarding MAR-owned real property in Birmingham, Alabama, (d) that certain Asset Purchase Agreement by and between Mayco (Illinois), LLC, as purchaser, and Metalico-Granite City, Inc. ("MGC"), as seller, regarding MGC-owned real property in Granite City, Illinois, and (e) that certain Asset Purchase Agreement by and between Mayco (Nevada), LLC, as purchaser, and West Coast Shot, Inc. ("West Coast"), as seller, regarding certain West Coast-owned equipment, each dated December 1, 2014. All of the purchasing entities are owned by Mayco Holdings, LLC. The purchase price was allocated among the five Asset Purchase Agreements and assumes a specified aggregate amount of working capital was transferred to the buyers. The purchase price may be adjusted within thirty days of closing after confirmation of the amount of working capital conveyed. The Company has also agreed to a five-year non-competition covenant in the Lead Fabricating industry with the purchasers. Net proceeds of the sale were used to pay down debt that will result in annual interest savings to the Company of approximately $2.6 million. Included in the debt reduction was $4.9 million in principal of the Company's Series C Convertible Notes issued October 21, 2014, reducing potential additional equity dilution had the Notes not been paid.

The above description of the terms of the Asset Purchase Agreements is qualified in its entirety by the Asset Purchase Agreements, copies of which are attached to this Form 8-K as Exhibits 10.54, 10.55, 10.56, 10.57 and 10.58 and incorporated herein by reference. A press release regarding the contemplated transaction is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(a) Explanatory Note Regarding Exhibits: Representations and warranties contained in the negotiated agreements that have been filed herewith or incorporated herein may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may cease to be true as of any given date. Accordingly, investors should not rely on or assume the accuracy of such representations and warranties in any assessment of the Company.

(b) The exhibits listed below are filed with this report:

Ex. 9.1 Pro forma financial information regarding the effect of the transaction described in Items 1.01 and 2.01 of this Current Report on Form 8-K

Ex. 10.54 Asset Purchase Agreement by and between Mayco Manufacturing, LLC, as purchaser, and Mayco Industries, Inc., as seller, dated December 1, 2014

Ex. 10.55 Asset Purchase Agreement by and between by and between Santa Rosa Lead Products, LLC, as purchaser, and Santa Rosa Lead Products, Inc., as seller, dated December 1, 2014

Ex. 10.56 Asset Purchase Agreement by and between Mayco (Alabama), LLC, as purchaser, and Metalico Alabama Realty, Inc., as seller, dated December 1, 2014

Ex. 10.57 Asset Purchase Agreement by and between Mayco (Illinois), LLC, as purchaser, and Metalico-Granite City, Inc., as seller, dated December 1, 2014

Ex. 10.58 Asset Purchase Agreement by and between Mayco (Nevada), LLC, as purchaser, and West Coast Shot, Inc., as seller, dated December 1, 2014

Ex. 99.1 Press Release issued December 2, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

December 2, 2014	By:	Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

9.1	Pro Forma Condensed Consolidated Financial Information regarding the effect of the transaction described in Items 1.01 and 2.01 of this Current Report on Form 8-K
10.54	Asset Purchase Agreement by and between Mayco Manufacturing, LLC, as purchaser, and Mayco Industries, Inc., as seller, dated December 1, 2014
10.55	Asset Purchase Agreement by and between by and between Santa Rosa Lead Products, LLC, as purchaser, and Santa Rosa Lead Products, Inc., as seller, dated December 1, 2014
10.56	Asset Purchase Agreement by and between Mayco (Alabama), LLC, as purchaser, and Metalico Alabama Realty, Inc., as seller, dated December 1, 2014
10.57	Asset Purchase Agreement by and between Mayco (Illinois), LLC, as purchaser, and Metalico-Granite City, Inc., as seller, dated December 1, 2014
10.58	Asset Purchase Agreement by and between Mayco (Nevada), LLC, as purchaser, and West Coast Shot, Inc., as seller, dated December 1, 2014
99.1	Press Release issued December 2, 2014